Exhibit 10.11

DOW INC.

2021 EMPLOYEE STOCK PURCHASE PLAN

The Plan is intended to provide eligible employees of the Company and its Participating Subsidiaries with an opportunity to acquire a proprietary interest in the Company through the purchase of shares of Common Stock. The Company intends for offerings under the Plan to qualify as an “employee stock purchase plan” under Section 423 of the Code (each, a “Section 423 Offering”); provided, however, that the Administrator may also authorize the grant of rights under offerings of the Plan that are not intended to comply with the requirements of Section 423 of the Code, pursuant to any rules, procedures, agreements, appendices, or Sub-Plans adopted by the Administrator for such purpose (each, a “Non-423 Offering”). The Plan shall be interpreted in a manner that is consistent with that intent. The Plan was approved by the Board on February 11, 2021, and is subject to shareholder approval as described below.

I.	Number of Reserved Shares

Subject to adjustment pursuant to Section XIV and XV hereof, 25,000,000 shares of Common stock may be sold pursuant to the Plan. Such shares of Common Stock may be authorized but unissued shares of Common Stock, treasury shares of Common Stock or shares of Common Stock purchased in the open market. For avoidance of doubt, up to the maximum number of shares of Common Stock reserved under this Section I may be used to satisfy purchases of shares of Common Stock under Section 423 Offerings and any remaining portion of such maximum number of shares of Common Stock may be used to satisfy purchases of shares of Common Stock under Non-423 Offerings.

II.	Administration

The Plan will be administered by the Administrator. The Administrator shall have the authority to (i) construe, interpret, reconcile any inconsistency in, correct any default in and supply any omission in, and apply the terms of the Plan and any enrollment form or other instrument or agreement relating to the Plan; (ii) determine eligibility and adjudicate all disputed claims filed under the Plan, including whether Eligible Employees will participate in a Section 423 Offering or Non-423 Offering and which subsidiaries of the Company will be Participating Subsidiaries participating in either a Section 423 Offering or a Non-423 Offering; (iii) determine the terms and conditions of any right to purchase shares of Common Stock under the Plan; (iv) establish, amend, suspend or waive such rules and regulations and appoint such agents as it deems appropriate for the proper administration of the Plan; (v) amend an outstanding right to purchase shares of Common Stock, including any amendments to a right that may be necessary for purposes of effecting a transaction contemplated under Section XIV and Section XV hereof (including, but not limited to, an amendment to the class or type of stock that may be issued pursuant to the exercise of a right or the Option Price applicable to a right), provided that the amended right otherwise conforms to the terms of the Plan; and (vi) take any other actions necessary or desirable for the administration of the Plan including, without limitation, adopting rules and procedures regarding handling of payroll deductions or alternative contribution methods, payment of interest (if any), conversion of local currency, payroll tax, withholding procedures and handling of stock certificates that vary with local requirements outside of the United States, and adopting Sub-Plans applicable to particular Participating Subsidiaries or locations, which Sub-Plans may be necessary or appropriate to permit the participation in the Plan by employees who are foreign nationals or employed outside the United States, as further set forth in Section III below.

The interpretations and decisions of the Administrator made in carrying out and administering the Plan, and any enrollment form or other instrument or agreement relating to the Plan, will be made in the Administrator’s sole discretion and shall be final and binding upon all interested persons and for all purposes. All expenses of administering the Plan shall be borne by the Company.

The Compensation Committee shall have the authority to allocate and delegate its responsibilities under the Plan and to designate other persons to carry out any of its responsibilities under the Plan, except for those powers specifically reserved herein for the Compensation Committee or except as otherwise prohibited by Applicable Law.

Subject to Applicable Law, no member of the Compensation Committee or any individual exercising administrative authority with respect to the Plan shall be liable for any action or determination made in good faith with respect to the Plan or any right granted hereunder. In the performance of its responsibilities with respect to the Plan, the Compensation Committee will be entitled to rely upon, and no member of the Compensation Committee will be liable for any action taken or not taken in reliance upon, information and/or advice furnished by the Company’s officers or employees, the Company’s accountants, the Company’s counsel and any other party that the Compensation Committee deems necessary.

Notwithstanding anything in the Plan to the contrary, subject to Applicable Law, any authority or responsibility that, under the terms of the Plan, may be exercised by the Compensation Committee may alternatively be exercised by the Board.

III.	Non-U.S. Sub Plans

Notwithstanding any provision to the contrary in this Plan, the Compensation Committee may adopt such Sub-Plans relating to the operation and administration of the Plan to accommodate local laws, customs and procedures for jurisdictions outside of the United States, the terms of which Sub-Plans may take precedence over other provisions of this Plan, with the exception of Section I hereof, but, unless otherwise superseded by the terms of such Sub-Plan, the provisions of this Plan will govern the operation of such Sub-Plan. To the extent inconsistent with the requirements of Section 423 of the Code, any such Sub-Plan and the Options granted thereunder will be considered part of a Non-423 Offering, and Options granted thereunder will not be required by the terms of the Plan to comply with Section 423 of the Code. Without limiting the generality of the foregoing, the Compensation Committee is authorized to adopt Sub-Plans for particular non-U.S. jurisdictions that modify the terms of the Plan in any respect to meet applicable local requirements, customs or procedures.

IV.	Eligibility

Participation in the Plan will neither be permitted nor denied contrary to the requirements of Section 423 of the Code. All Eligible Employees may participate in any one or more of the Offerings (as described in Section VI) to purchase Common Stock under the Plan, subject to Section IX; provided, that no Eligible Employee shall be granted a right to purchase under the Plan if (a) immediately after the grant, such Eligible Employee (or any other person whose stock would be attributed to such Eligible Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company or hold outstanding rights to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any subsidiary; or

(b) such Offering would permit his or her rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its subsidiaries to accrue at a rate that exceeds USD 25,000 of the fair market value of such stock (determined as of the Offering Commencement Date) for each calendar year in which such right to purchase is outstanding and exercisable at any time.

The Company retains the discretion to determine which Eligible Employees may participate in a Non-423 Offering and a Section 423 Offering pursuant to and consistent with Treasury Regulation §§ 1.423-2(e) and (f).

An Eligible Employee who works for a Participating Subsidiary and is a citizen or resident of a jurisdiction other than the United States (without regard to whether such individual also is a citizen or resident of the United States or is a resident alien (within the meaning of Section 7701(b)(1)(A) of the Code)) may be excluded from participation in the Plan or an Offering if the participation of such Eligible Employee is prohibited under the laws of the applicable jurisdiction or if complying with the laws of the applicable jurisdiction would cause the Plan or a Section 423 Offering to violate Section 423 of the Code. In the case of a Non-423 Offering, an Eligible Employee (or group of Eligible Employees) may be excluded from participation in the Plan or such Offering if the Administrator has determined, in its sole discretion, that participation of such Eligible Employee(s) is not advisable or practicable for any reason.

V.	Offerings

Each Plan Year, the Company will make one or more Offerings to Eligible Employees to purchase Common Stock under the Plan. Each Offering Period shall generally be six (6) months in duration and shall generally begin in the first quarter of the Plan Year. Notwithstanding the foregoing, the Administrator shall have the authority and discretion to change the duration, frequency, and/or start and end dates of any Offering Period prior to the commencement of such Offering Period; provided, however, that no Offering Period may have a duration exceeding twenty-seven (27) months.

Subject to Applicable Law, the Administrator, or its delegate, retains the discretion to impose trading restrictions or holding requirements on Common Stock purchased with respect to a particular Offering. If the Administrator elects to impose such restrictions or requirements, the restrictions or requirements will be described in the enrollment materials for the applicable Offering.

VI.	Participation

An Eligible Employee may elect to participate in the Plan by properly completing an Enrollment Form, and submitting it to the Company at least ten (10) business days before the Offering Date (or by such other deadline as shall be established by the Administrator for the Offering) and in accordance with the enrollment procedures established by the Administrator. Each Eligible Employee must complete and submit an Enrollment Form in accordance with the foregoing procedures for each Offering in which he or she wants to participate. Participation in the Plan is entirely voluntary. By submitting an Enrollment Form, the Eligible Employee authorizes payroll deductions from his or her Compensation in an amount equal to, in whole percentages, at least 1%, but not more than 10% of his or her Compensation, which shall be deducted on a pro rata basis on each payroll date occurring during such Offering Period (or such other minimum or maximum percentage or pursuant to such other contribution methodology as the Administrator may establish from time to time before the applicable Offering Period begins).

The Administrator may, in its sole discretion, authorize additional forms of contributions (e.g., a one-time lump sum contribution, payroll deductions of specified amounts rather than percentages, etc.) or disallow any form of contribution. If the Administrator elects to allow or disallow any form of contribution, such allowance or disallowance, and the terms and conditions of such form of contribution will be described in the enrollment materials for the applicable Offering.

Payroll deductions shall commence on the first payroll date following the Offering Commencement Date and end on the last payroll date on or before the Exercise Date. Payroll deductions shall be made in accordance with the Eligible Employee’s election; however, due to rounding or other administrative reasons, the actual percentage contributed may be less than the elected percentage. The Company shall maintain records of all payroll deductions, but shall not pay interest on any payroll deductions or hold such amounts in a trust or in any segregated account, unless otherwise determined by the Administrator or required by Applicable Law. The Company will establish notional Contribution Accounts for all Participants for each Offering Period, the balance of which will reflect the Participant’s contributions to date during such Offering Period.

A.	Election Changes

During an Offering Period, a Participant may not elect to decrease or increase his or her rate of payroll deductions applicable to such Offering Period. The Administrator may, in advance of any Offering, establish rules permitting an employee to increase, decrease, or terminate his or her payroll deductions during an Offering.

B.	Electronic Submission of Enrollment Form

Subject to Applicable Law, the Administrator may specify that Enrollment Forms required to be submitted to the Company pursuant to this Section VI are to be submitted electronically via the Company’s intranet, the internet site of a third party, email, or by any other means of electronic delivery specified by the Administrator.

VII.	Withdrawal of Funds

Except as provided in Section X, no Participant may withdraw any amounts once they have been contributed to the Plan.

VIII.	Purchase of Shares

On the Offering Commencement Date, the Company will grant to each Participant an Option to purchase the largest number of whole shares of Common Stock that, on the Exercise Date and at the applicable Option Price, result from the Participant’s Contribution Account balance divided by the Option Price for such Offering Period.

Each Participant in the Plan on the Exercise Date shall be deemed to have exercised his or her Option at the Option Price on such date and shall be deemed to have purchased from the Company the number of whole shares of Common Stock reserved for the purpose of the Plan for which the balance in his or her Contribution Account on such date will pay; provided, however, that a Participant may not purchase in excess of 5,000 shares of Common Stock under the Plan per Offering Period or such other maximum number of shares of Common Stock as may be established for an Offering Period by the Administrator (in each case subject to adjustment pursuant to Section XIV or Section XV hereof).

Any balance remaining in a Participant’s Contribution Account at the end of an Offering Period will be automatically refunded, without interest (unless otherwise required pursuant to Applicable Law), to the Participant as soon as administratively practicable.

IX.	Issuance of Shares

Promptly following the end of each Offering, the number of shares of Common Stock purchased under the Plan in accordance with Section VIII shall be deposited into an account established in the name of the employee with the ESPP Broker. Participants will not have any voting, dividend, or other rights of a shareholder with respect to the shares of Common Stock until such shares have been delivered pursuant to this Section IX.

The Participant may direct, by written notice to the Company during his or her enrollment in the Plan, that his or her ESPP Broker account be established in his or her name and another person of legal age as joint tenants with rights of survivorship or (in the Company’s sole discretion) in the street name of a brokerage firm, bank, or other nominee holder designated by the Participant.

All transactions under this Plan are subject to the Company’s insider trading policy as may be in effect from time to time. This includes any blackout period prohibition or requirement to obtain mandatory pre-clearance of transactions such as enrollment, withdrawal, or trading. If the standard enrollment period is scheduled to occur during a blackout period, arrangements will be made to allow for restricted insiders to update their elections during the preceding open trading window.

X.	Rights on Death or Termination of Employment

In the event of a Participant’s termination of employment prior to the last business day of an Offering Period, no payroll deduction shall be taken from any pay due and owing to an employee following the effective date of such termination. The balance in the employee’s Contribution Account shall be paid to the employee or, in the event of the employee’s death, (a) to the executor or administrator of the employee’s estate; or (b) if no such executor or administrator has been appointed to the knowledge of the Company, to such other person(s) as the Company may, in its discretion, designate. For purposes of the Plan, the date of the Participant’s termination of employment shall be the date on which the Participant is no longer providing services to the Company or any of its subsidiaries or affiliates and shall not include any period during which such Participant receives any severance payments or any statutory or garden leave period.

If, prior to the last business day of the Offering Period, the Participating Subsidiary with respect to an employee ceases to be a subsidiary of the Company, or if the employee is transferred to a subsidiary of the Company that is not a Participating Subsidiary, the employee shall be deemed to have terminated employment for the purposes of this Plan.

Unless otherwise determined by the Administrator, a Participant whose employment transfers or whose employment terminates with an immediate rehire (with no break in service) by or between the Company or a Participating Subsidiary will not be treated as having terminated employment for purposes of participating in the Plan or an Offering; however, if a Participant transfers from a Section 423 Offering to a Non-423 Offering, the exercise of the Participant’s Option will be qualified under the Section 423 Offering only to the extent that such exercise complies with Section 423 of the Code. If a Participant transfers from a Non-423 Offering to a Section 423 Offering, the exercise of the Participant’s Option will remain non-qualified under the Non-423 Offering.

XI.	Optionees Not Stockholders

Neither the granting of an Option to an employee nor the deductions from his or her pay shall cause such employee to become a stockholder of the shares of Common Stock covered by an Option under this Plan until such shares have been purchased by and issued to him or her.

XII.	Rights Not Transferable

Rights under this Plan are not transferable by a Participant other than by will or the laws of descent and distribution, and are exercisable during the employee’s lifetime only by the employee.

XIII.	Application of Funds

All funds received or held by the Company under this Plan may be combined with other corporate funds and may be used for any corporate purpose, unless otherwise determined by the Administrator or required by Applicable Law. For the avoidance of doubt, the Contribution Accounts for each Participant are notional and no Participant has any right to any specified asset held by the Company.

XIV.	Changes in Capitalization

In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than an ordinary cash dividend, (a) the number and class of securities available under this Plan and (b) the Option Price shall be appropriately adjusted to the extent determined by the Administrator and in accordance with Applicable Law.

XV.	Reorganization Events

In connection with a Reorganization Event, the Administrator shall take any one or more of the following actions as to outstanding Options on such terms as the Administrator determines:

(a)	provide that Options shall be assumed, or substantially equivalent Options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof);

(b)	upon written notice to Participants, provide that all outstanding Options will be terminated as of the effective date of the Reorganization Event and that all such outstanding Options will become exercisable to the extent of the Participant’s Contribution Account balance as of a date specified by the Administrator in such notice, which date shall not be less than ten (10) days preceding the effective date of the Reorganization Event;

(c)

upon written notice to Participants, provide that all outstanding Options will be cancelled as of a date prior to the effective date of the Reorganization Event and that any balance in the Participant’s Contribution Account will be returned to the Participant on such date;

(d)

in the event of a Reorganization Event under the terms of which holders of common stock will receive, upon consummation thereof, a cash payment for each share surrendered in the Reorganization Event, make or provide for a cash payment to a Participant equal to (1) the Acquisition Price times the number of shares of Common Stock subject to the Participant’s Option (to the extent the Option Price does not exceed the Acquisition Price) minus (2) the aggregate Option Price of such Option, in exchange for the termination of such Option;

(e)	provide that, in connection with a liquidation or dissolution of the Company, Options shall convert into the right to receive liquidation proceeds (net of the Option Price thereof); or

(f)	any combination of the foregoing.

For purposes of clause (a) above, an Option shall be considered assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities, or other property) received as a result of the Reorganization Event by holders of common stock for each share of common stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of common stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in value (as determined by the Administrator) to the per share consideration received by holders of outstanding shares of common stock as a result of the Reorganization Event.

XVI.	Amendments to the Plan

A.	Amendment of the Plan

The Board or the Compensation Committee may at any time, and from time to time, amend this Plan in any respect, except that if approval of shareholders of the Company is required pursuant to Applicable Law, then such amendment shall not be effected without such approval within such time period as may be required.

B.	Suspension of the Plan

The Board or the Compensation Committee may, at any time, suspend the Plan; provided, that the Company shall provide notice to the Participants prior to the effectiveness of such suspension. The Board or the Compensation Committee may resume the operation of the Plan following any such suspension; provided, that the Company shall provide notice to the Participants prior to the date of termination of the suspension period. A Participant shall remain a Participant in the Plan during any suspension period (unless his or her participation in the Plan terminates because he or she ceases to be an Eligible Employee or his or her employment terminates as discussed in Section X); however, no Options shall be granted or exercised, and no payroll deductions or contributions shall be allowed in respect of any Participant during the suspension period.

XVII.	Insufficient Shares

In the event that the total number of shares of Common Stock specified in elections to be purchased under any Offering plus the number of shares purchased under previous Offerings under this Plan exceeds the maximum number of shares issuable under this Plan, the Administrator will allot the shares then available on a pro-rata basis in a manner consistent with the requirements of Section 423(b)(4) and (5) of the Code and the regulations thereunder.

XVIII.	Termination of the Plan

Except as otherwise provided in Section XXIII.B of the Plan, the Plan and all rights of Participants under any Offering hereunder shall terminate on the earlier of:

(a)	the day that Participants become entitled to purchase a number of shares of Common Stock equal to or greater than the number of such shares then available for purchase hereunder; or

(b)	any other date determined by the Board or the Compensation Committee in its discretion.

XIX.	Governmental Regulations

The Company’s obligation to sell and deliver Common Stock under this Plan is subject to the listing requirements of the New York Stock Exchange or other applicable national stock exchange and the approval of all governmental authorities required in connection with the authorization, issuance, or sale of such stock.

XX.	Conditions to Issuance of Shares

Notwithstanding any other provision of the Plan, unless there is an available exemption from any registration, qualification, or other legal requirement applicable to the shares of Common Stock, the Company will not be required to deliver any shares of Common Stock issuable upon exercise of a right under the Plan prior to the completion of any registration or qualification of the shares of Common Stock under any United States federal, state, local, or non-U.S. securities or exchange control law or under rulings or regulations of any governmental regulatory body, or prior to obtaining any approval or other clearance from any United States federal, state, local, or

non-U.S. governmental agency, which registration, qualification or approval the Administrator, in its absolute discretion, deems necessary or advisable. The Company is under no obligation to register or qualify the shares of Common Stock with any state or non-U.S. securities commission, or to seek approval or clearance from any governmental authority for the issuance or sale of the Shares. If, pursuant to this Section XX, the Compensation Committee determines that the shares of Common Stock will not be issued to any Participant, any contributions credited to such Participant’s Contribution Account will be promptly refunded, without interest (unless otherwise required pursuant to Applicable Law), to the Participant, without any liability to the Company or any of its subsidiaries.

XXI.	Notification upon Sale of Shares

Each employee agrees, by enrolling in the Plan, and, if so required by the Enrollment Form, to promptly give the Company notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased.

XXII.	Equal Rights and Privileges

Notwithstanding any provision of the Plan to the contrary and in accordance with Section 423 of the Code, all Eligible Employees participating in a Section 423 Offering shall have the same rights and privileges.

XXIII.	General

A.	Effective Date

The Plan shall become effective on the date that the Plan is approved by the Company’s shareholders.

B.	Shareholder Approval

In accordance with Treas. Reg. § 1.423-2(a)(2)(ii), the Company shall seek shareholder approval of the Plan within 12 months after the Adoption Date. If shareholder approval is not received by that date, the Plan shall be terminated and any amounts contributed by employees to the Plan shall be returned to the employees without interest (unless otherwise required pursuant to Applicable Law).

C.	No Right to Options; No Shareholder Rights

No employee shall have any right to be granted any Option under the Plan. No person shall have any rights as a shareholder with respect to any Common Stock to be issued under the Plan prior to the issuance thereof.

D.	No Right to Employment

No person shall have any claim or right to be granted an Option, and the grant of an Option shall not be construed as giving any person the right to be retained in the employ of the Company or any subsidiary. Further, the Company and each subsidiary expressly reserve the right at any time to dismiss an employee free from any liability, or any claim under the Plan, except as expressly provided herein.

E.	Successors and Assigns

The Plan shall be binding on the Company and its successors and assigns.

F.	Entire Plan

This Plan constitutes the entire plan with respect to the subject matter hereof and supersedes all prior plans with respect to the subject matter hereof.

G.	Compliance with Applicable Law

The obligations of the Company with respect to payments under the Plan are subject to compliance with all Applicable Laws and regulations. Common Stock shall not be issued with respect to a right to purchase unless the issuance and delivery of the shares of Common Stock pursuant thereto shall comply with all applicable provisions of law, including, without limitation, the U.S. Securities Act, the U.S. Exchange Act, and the requirements of any stock exchange upon which the shares may then be listed.

H.	Severability of Provisions

If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, and the Plan shall be construed and enforced as if such provision had not been included.

I.	Withholding

To the extent required by applicable United States federal, state, local law or non-U.S. law, a Participant must make arrangements satisfactory to the Company for the payment of any withholding or similar tax obligations that arise in connection with the Plan. The Company shall not be required to recognize any Participant’s right to purchase granted under the Plan, to issue shares of Common Stock, or to recognize the disposition of such shares of Common Stock until such obligations are satisfied. The Participant agrees that, in the Company’s sole discretion, these obligations may be satisfied by the Company or the Participating Company that employs the Participant (a) withholding from the Participant’s wages or other compensation, (b) withholding a sufficient whole number of shares of Common Stock otherwise issuable following purchase having an aggregate Fair Market Value sufficient to pay the tax-related items required to be withheld with respect to the shares of Common Stock, and/or (c) withholding from proceeds from the sale of shares of Common Stock issued upon purchase, either through a voluntary sale or a mandatory sale arranged by the Company.

J.	Incapacity

Any benefit payable to or for the benefit of a minor, an incompetent person, or other person incapable of accepting receipt shall be deemed paid when paid to such person’s guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge any liability or obligation of the Board, the Administrator, the Company and any subsidiaries, and all other parties with respect thereto.

K.	Rules of Construction

Whenever used in the Plan, words in the masculine gender shall be deemed to refer to females as well as to males; words in the singular shall be deemed to refer also to the plural; and references to a statute or statutory provision shall be construed as if they referred also to that provision (or to a successor provision of similar import) as currently in effect, as amended, or as reenacted, and to any regulations and other formal guidance of general applicability issued thereunder.

L.	Headings and Captions

The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

M.	Governing Law

The validity, construction, interpretation, administration, and effect of the Plan and its rules and regulations; and any rights relating to the Plan, shall be determined solely in accordance with the laws of the State of Delaware, USA, without regard to its rules regarding choice of law, except to the extent such law is preempted by United States federal law.

N.	Unfunded Status of Plan

The Plan is unfunded and shall not create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between any Participant (or beneficiary thereof), on the one hand, and the Company, any Participating Subsidiary, the Board, the Administrator, or any other person, on the other hand.

XXIV.	Defined Terms

A.	Acquisition Price means the cash payment for each share surrendered in a Reorganization Event.

B.	Administrator means the Compensation Committee and/or such persons and/or entities appointed by the Compensation Committee or the Board for the purpose of administration of the Plan.

C.	Adoption Date means February 11, 2021.

D.

Applicable Law means the requirements relating to the administration of equity-based awards under state corporate laws, United States federal and state securities laws, the Code, the rules of any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any non-U.S. jurisdiction where rights are, or will be, granted under the Plan.

E.	Board means the Company’s Board of Directors.

F.

Code means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder. Reference to a specific section of the Code or United States Treasury Regulation thereunder will include such section or regulation, any valid regulation or other official applicable guidance promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

G.	Common Stock means the Company’s common stock.

H.	Company means Dow Inc.

I.

Compensation means, except as otherwise determined by the Administrator prior to the beginning of the applicable Offering Period, annual total base salary or annual total base wages (as applicable), payable to an Eligible Employee by the Company or a Participating Subsidiary as compensation for services to the Company or Participating Subsidiary. For the avoidance of doubt, annual total base salary or annual total base wages does not include overtime payments.

J.	Compensation Committee means the Compensation and Leadership Development Committee of the Board (or any successor).

K.	Contribution Account means a notional account, the balance of which reflects a Participant’s contributions with respect to the applicable Offering Period.

L.	Effective Date means the date that the Plan is approved by the Company’s shareholders.

M.

Eligible Employee means any person who renders services to the Company or a Participating Subsidiary as an employee pursuant to an employment relationship with such employer. For Non-423 Offerings, the Administrator will have discretion to determine whether an individual is an Eligible Employee for purposes of the Plan. For purposes of the Plan, in accordance with Treas. Reg. § 1.421-1(h)(2), the employment relationship shall be treated as continuing intact while the individual is on military leave, sick leave or other leave of absence approved by the Company or a Participating Subsidiary that does not exceed three months and during any period longer than three months if his or her right to reemployment is guaranteed by statute or contract. Notwithstanding the foregoing, unless otherwise determined by the Administrator, the following classes of employees are not considered Eligible Employees:

•

employees whose scheduled hours are less than 50% of the standard hours defined as full-time in each such employee’s work location; provided that each such employee’s customary employment is also not more than 20 hours per week; and

•	employees whose customary employment is for not more than 5 months in any calendar year.

N.	Enrollment Form means an agreement, which may be electronic, pursuant to which an Eligible Employee may elect to enroll in the Plan.

O.

ESPP Broker means a stock brokerage or other financial services firm designated by the Company to establish an account in the name of an employee to receive deposits of Common Stock purchased under the Plan by that employee.

P.	Exercise Date means, with respect to an Option granted for an Offering Period, the last business day of such Offering Period.

Q.

Offering means a Section 423 Offering or a Non-423 Offering of an Option to purchase shares of Common Stock during an Offering Period. Unless otherwise determined by the Administrator, each Offering under the Plan in which Eligible Employees of one or more Participating Companies may participate may be deemed a separate offering for purposes of Section 423 of the Code, even if the dates of the applicable Offering Periods of each Offering are identical, and the provisions of the Plan will separately apply to each Offering. With respect to Section 423 Offerings, the terms of separate Offerings need not be identical provided that all Eligible Employees granted an Option in a particular Offering will have the same rights and privileges, except as otherwise may be permitted by Code Section 423; a Non-423 Offering need not satisfy such requirements.

R.

Offering Period means a period of six (6) months beginning on the date designated by the Administrator; provided, that pursuant to Section V, the Administrator may change the duration of any future Offering Periods and/or the start and end dates of any future Offering Periods.

S.	Offering Commencement Date means, with respect to an Offering Period, the first business day of the Offering Period.

T.

Option means, with respect to an Offering Period, an option to purchase on the Exercise Date at the applicable Option Price the largest number of whole shares of Common Stock resulting from the Participant’s Contribution Account balance as of the Exercise Date divided by the Option Price for such Offering Period.

U.

Option Price means the purchase price at which shares of Common Stock may be acquired on an Exercise Date and that will be set by the Administrator; provided, however, that the Option Price for a Section 423 Offering will not be less than 85% of the lesser of:

•	the closing price of the Common Stock on the Offering Commencement Date, or

•	the closing price of the Common Stock on the Exercise Date.

Unless otherwise determined by the Administrator prior to the commencement of an Offering Period, the Option Price will be 85% of the lesser of (a) the closing price of the Common Stock on the Offering Commencement Date or (b) the closing price of the Common Stock on the Exercise Date. Such closing price shall be the closing price on the New York Stock Exchange or other national securities exchange on which the Common Stock is listed. If the Common Stock is not listed on the New York Stock Exchange or another national securities exchange, the closing price will be the fair market value of the Common Stock as determined by the Administrator in good faith in compliance with applicable laws, including but not limited to Section 423(b)(6) of the Code and Treas. Reg. § l.423-2(g).

V.	Participant means an employee who elects to participate in an Offering in accordance with Section VI.

W.

Participating Subsidiary means the subsidiaries of the Company (as defined in Section 424(f) of the Code) that have been designated by the Administrator as eligible to participate in the Plan, and such other subsidiaries that may be designated by the Administrator as eligible to participate in the Plan from time to time in its sole discretion, including, but not limited to, The Dow Chemical Company, Union Carbide Corporation, Dow Silicones Corporation, and Rohm and Haas Company.

X.	Plan means the Dow Inc. 2021 Employee Stock Purchase Plan.

Y.	Plan Year means the calendar year.

Z.

Reorganization Event means (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled; (b) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction; or (c) any liquidation or dissolution of the Company.

AA.

Sub-Plan means an appendix to the Plan, which Sub-Plans may or may not be designed to be outside the scope of Section 423 of the Code, is applicable to the employees of one or more Participating Subsidiaries or locations which is subject to the local laws of a foreign jurisdiction, and which does not apply to employees who are located in the United States or its possessions or are otherwise subject to United States income tax.